EXHIBIT 23.2

IMMUCELL CORPORATION

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2631 and No. 333-65514) of ImmuCell Corporation of our report dated January 24, 2003, relating to the financial statements and financial statement schedule at December 31, 2002 and for the year ended December 31, 2002, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts

March 28, 2005